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                        SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                  CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 27, 1999


                                     ONEIDA LTD.
                (Exact name of Registrant as specified in its charter)

   New York                   1-5452                       15-0405700
(State or other          (Commission File               (I.R.S. Employer
jurisdiction of              Number)                Identification Number)
incorporation)


Oneida, New York                                                13421
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (315) 361-3636

(Former name or former address, if changed since last report.)


                          Exhibit Index on Page 5

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Item 5.  Other Events.

    On October 27, 1999, the Board of Directors of the Registrant authorized the amendment and restatement of its shareholder rights plan dated as of December 13, 1989 resulting in an Amended and Restated Rights Agreement dated as of December 3, 1999 (the "Amended and Restated Rights Agreement") between the Registrant and American Stock Transfer & Trust Company, as rights agent. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Amended and Restated Rights Agreement, which is attached hereto as an exhibit. The Registrant also amended its By-laws, among other things, to: (1) include an advance notice requirement for shareholder nominations of directors, (2) include an advance notice requirement for shareholder proposals to be brought before an annual meeting of shareholders and
(3) extend from 50 days to 60 days prior to the date of a shareholder meeting the period during which the Registrant may give notice to the shareholders of a shareholder meeting.

    The Amended and Restated Rights Agreement was adopted in the normal course of updating and extending the predecessor shareholder rights plan which was scheduled to expire on December 13, 1999 and not in response to any acquisition proposal.

    Pursuant to the Amended and Restated Rights Agreement, the Registrant extended the expiration date of its shareholder rights plan to December 3, 2009 and reset the exercise price of the rights. The Registrant also amended the plan, among other things, to: (1) reduce from 30% to 20% the beneficial ownership level of common stock subject to a tender or exchange offer that triggers the exerciseability of the rights has been lowered from 30% to 20%; (2) include a "cashless" exchange provision pursuant to which the Registrant's Board of Directors may, at its option and under certain circumstances, exchange each right for (a) one Unit of Preferred Stock or (b) Units of Preferred Stock in an amount equal to (i) the difference between the aggregate market price of the number of Units of Preferred Stock to be received upon a "flip-in" event and the Purchase Price divided by (ii) the market price per Unit of Preferred Stock upon the "flip-in" event; and (3) amend the definition of "Acquiring Person" to include a provision intended to avoid accidental triggering of the rights.

    A copy of the Amended and Restated By-laws of the Registrant is attached hereto as Exhibit 3(b) and is incorporated herein by reference, and a copy of the Amended and Restated Rights Agreement is attached hereto as Exhibit 4 and is incorporated herein by reference. The foregoing description of the changes to the By-laws and the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated By-laws and the Amended and Restated Rights Agreement, respectively.

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Item 7.  Financial Statements and Exhibits

    Exhibit 3(b)  Amended and Restated By-laws.

    Exhibit 4 Amended and Restated Rights Agreement dated as of December 3, 1999 between Oneida Ltd. and American Stock Transfer & Trust Company.

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                                  SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.


                                           ONEIDA LTD.

                                            By: /s/ CATHERINE H. SUTTMEIER
                                            Name:  Catherine H. Suttmeier
                                            Title: Vice President, Secretary and
                                                   General Counsel


Date: December 3, 1999

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                                  EXHIBIT INDEX


Exhibit No.        Description                                  Page No.

3(b)               Amended and Restated By-laws.                6

4                  Amended and Restated Rights Agreement
                   dated as of December 3, 1999 between
                   Oneida Ltd. and American Stock Transfer
                   & Trust Company.                             23